EXHIBIT 10.1 EXECUTION VERSION FORBEARANCE AGREEMENT This FORBEARANCE AGREEMENT (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of February 13, 2024, is by and among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Parent Borrower”), TUPPERWARE PRODUCTS AG, a stock corporation (Aktiengesellschaft) organized in and under the laws of Switzerland and registered with the commercial register of the Canton of Lucerne under no. CHE-106.835.699 (the “Swiss Subsidiary Borrower” and, together with the Parent Borrower, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto (together with the Borrowers, collectively, the “Loan Parties”), each of the Consenting Lenders (as defined below), each of the Holders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). W I T N E S S E T H: WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of August 1, 2022, as amended by that certain Second Amendment to Credit Agreement dated as of December 21, 2022, as amended by that certain Third Amendment to Credit Agreement dated as of February 22, 2023, as amended by that certain Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions dated as of May 5, 2023, as amended by that certain Debt Restructuring Agreement dated as of August 2, 2023, as amended by that certain Fifth Amendment to Credit Agreement dated as of October 5, 2023, as amended by that certain Sixth Amendment to Credit Agreement dated as of December 22, 2023, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); WHEREAS, the Borrowers have informed the Administrative Agent and the Lenders that certain Defaults and Events of Default have occurred and are continuing, or may occur, as identified on Schedule A hereto (the “Specified Defaults”); WHEREAS, the Borrowers have requested that (i) the Lenders agree to forbear from exercising their rights and remedies and from directing the Administrative Agent to exercise any of its rights and remedies and (ii) the Administrative Agent agree to forbear from unilaterally exercising any right or remedy, in each case, arising under the Loan Documents and applicable law as a result of the occurrence of the Specified Defaults; and WHEREAS, the Lenders party hereto (the “Consenting Lenders”) and the Administrative Agent have agreed to do so during the Forbearance Period (as defined below), subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms used herein shall have the following meanings: “Forbearance Period” means the period from the Effective Date to (but excluding) the date on which any Forbearance Termination Event has occurred.

2 “Forbearance Termination Event” means the earliest to occur of any of the following: (a) the date and time on which the Administrative Agent (at the direction of Lenders constituting Required Lenders) elects to terminate the Forbearance Period by written notice to the Parent Borrower upon the occurrence and during the continuance of (i) any Event of Default under any Loan Document other than the Specified Defaults; (ii) any breach by any Loan Party of any covenant, term, condition or other provision of this Agreement, including without limitation Section 4 of this Agreement; or (iii) any failure of any representation or warranty made by any Loan Party under this Agreement to be true and complete in any material respect as of the date when made; and (b) June 30, 2024 at 11:59 p.m. Eastern time. SECTION 2. Forbearance. (a) Subject to the terms and conditions set forth herein, (i) each Consenting Lender hereby agrees that it shall, during the Forbearance Period, forbear from exercising its rights and remedies and from directing the Administrative Agent to exercise any of the rights and remedies available to the Administrative Agent and the Lenders and (ii) the Administrative Agent hereby agrees that it shall, during the Forbearance Period, forbear from unilaterally exercising its rights and remedies, in each case, arising under the Loan Documents and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the existence of the Specified Defaults. (b) Subject to the terms of the Loan Documents and applicable law, at any time upon or after the occurrence of any Forbearance Termination Event, any Consenting Lender shall be entitled to direct the Administrative Agent to exercise any or all of the rights and remedies available to the Administrative Agent arising as a result of the existence of the Specified Defaults or any other Event of Default that may occur or exist. All of such rights and remedies are hereby expressly reserved by each Consenting Lender. (c) Notwithstanding the agreement of the Consenting Lenders to provide the forbearance contemplated hereby, all amounts payable by any Applicable Borrower under the Credit Agreement that are not paid when due (after giving effect to any grace period with respect thereto provided in Section 7.01(a) of the Credit Agreement) shall bear interest in accordance with Section 2.12(b) of the Credit Agreement. SECTION 3. Access to Revolving Loans. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties set forth herein, the Administrative Agent and the Lenders hereby (i) agree that, during the Forbearance Period, the condition set forth in Section 4.02(a) of the Credit Agreement shall be deemed qualified and otherwise modified in the same manner as Section 10(a) of this Agreement and (ii) waive the condition set forth in Section 4.02(b) of the Credit Agreement during the Forbearance Period solely to the extent that the Loan Parties’ inability to satisfy such condition results solely from the existence of the Specified Defaults. Notwithstanding the existence of the Specified Defaults, the Parent Borrower shall be permitted to borrow, convert and continue Loans as Term SOFR Loans or Eurocurrency Rate Loans, as applicable, in accordance with Sections 2.03 and 2.06 of the Credit Agreement during the Forbearance Period.

3 (b) During the Forbearance Period, the Aggregate Global Tranche Revolving Credit Exposure shall not exceed $36,419,883.13; provided that such amount may be increased to an amount not to exceed the Aggregate Global Tranche Revolving Commitments with the written consent of Lenders constituting Required Revolving Lenders upon such terms and conditions as such Lenders may require. (c) Each of the Loan Parties hereby acknowledges and agrees that the Specified Defaults have occurred, are continuing (or may occur, as applicable) and have not been, and are not hereby, waived by the Administrative Agent or any Lender (it being understood and agreed that, for all purposes of this Agreement, the February Interest Payment Default is being cured substantially concurrently with the effectiveness of this Agreement). Nothing in this Agreement is intended or shall be construed to be a waiver of the Specified Defaults or any other Default or Event of Default that may exist. The agreement of the Lenders set forth in clause (a) above shall not constitute any commitment or agreement to fund additional Loans after the occurrence of any Forbearance Termination Event, and the Lenders shall have no obligation to make any additional Loans, and the Issuing Bank shall have no obligation to issue, amend or extend any Letter of Credit, in each case, after the occurrence of any Forbearance Termination Event. SECTION 4. Forbearance Period Milestones. During the Forbearance Period, the Loan Parties shall comply with the following milestones by the applicable dates specified below or on Schedule B hereto, as the case may be (as any such date may be extended for a period not to exceed five (5) Business Days by the Administrative Agent in its sole discretion). (a) On or before February 15, 2024, the Loan Parties shall (i) prepare (or cause to be prepared), with the assistance of the Chief Restructuring Officer, a revised business plan, including a plan to improve the financial performance of the Parent Borrower and its Subsidiaries (the “Revised Business Plan”), to be used by the Loan Parties in their efforts to pursue a Repayment Transaction (as defined below) and (ii) provide (or cause to be provided) a copy of such Revised Business Plan to the Administrative Agent for distribution to the Lenders (it being acknowledged that such Revised Business Plan and the information contained therein shall constitute confidential “Information” under and as defined in the Credit Agreement). (b) On or before February 23, 2024, the Loan Parties shall (i) prepare (or cause to be prepared), with the assistance of an investment banker reasonably acceptable to the Administrative Agent, it being understood that Moelis & Company is acceptable to the Administrative Agent (the “Investment Banker”), a form of non-disclosure or comparable agreement to be signed by third parties that are interested in a Repayment Transaction (an “NDA Form”); (ii) (x) commence delivering (or causing to be delivered) copies of such NDA Form to certain third parties that have expressed to the Loan Parties or the Investment Banker, as the case may be, interest in and capability of participation in the Repayment Transaction and have requested copies of the NDA Form from the Loan Parties or the Investment Banker, as the case may be, and (y) deliver (or cause to be delivered) copies of such NDA Form to the Administrative Agent for distribution to the Lenders; and (iii) deliver (or cause to be delivered) to the Administrative Agent’s counsel and the Lender Financial Advisor, on a “professional eyes only” basis, the outreach list of third parties that may be interested and capable of participating in a Repayment Transaction (the “Outreach List”) (it being acknowledged that such materials and the information contained therein constitute confidential “Information” under and as defined in the Credit Agreement). (c) On or before March 1, 2024, the Loan Parties shall (i) prepare (or cause to be prepared), with the assistance of the Investment Banker, a confidential information memorandum or comparable marketing document (a “CIM”), including the Revised Business Plan, with respect

4 to a sale, refinancing or other transaction that will result in a repayment of Obligations under the Credit Agreement (a “Repayment Transaction”); (ii) deliver (or cause to be delivered) a copy of such CIM to (x) third parties that have expressed (and continue to express) interest to the Loan Parties or the Investment Banker, as the case may be, and may be capable of participating, in a Repayment Transaction and have executed the NDA Form prior to such date and (y) the Administrative Agent’s counsel and the Lender Financial Advisor, on a “professional eyes only” basis; (iii) deliver (or cause to be delivered) to the Administrative Agent’s counsel and the Lender Financial Advisor, on a “professional eyes only” basis, an updated Outreach List indicating the parties that have executed the NDA Form and received the CIM as of such date; and (iv) establish (or cause to be established) a virtual data room containing financial statements and other information regarding the Parent Borrower and its Subsidiaries to be used by third parties in evaluating a Repayment Transaction (a “VDR”) and provide access thereto to the Administrative Agent’s counsel and the Lender Financial Advisor on a “professional eyes only” basis (it being acknowledged that such materials and the information contained therein constitute confidential “Information” under and as defined in the Credit Agreement). (d) On or before April 22, 2024, the Loan Parties shall have (i) received one or more indications of interest, non-binding letters of intent or other comparable documentation from one or more third parties interested in participating in a Repayment Transaction and (ii) delivered copies of such letters, indications or other documentation to the Administrative Agent for distribution to the Lenders, which copies may be redacted to the extent required by the applicable third party (it being acknowledged that such materials and the information contained therein constitute confidential “Information” under and as defined in the Credit Agreement). (e) On or before May 22, 2024, one or more of the Loan Parties shall (i) enter into one or more purchase agreements or similar binding agreements with one or more third parties that are qualified and capable of performing with respect to a Repayment Transaction that would result in repayment of Obligations under the Credit Agreement in an aggregate amount acceptable to Lenders constituting Required Lenders and (ii) deliver a copy of each such agreement to the Administrative Agent for distribution to the Lenders (it being acknowledged that such agreement and the information contained therein constitute confidential “Information” under and as defined in the Credit Agreement). (f) On or before June 22, 2024, any financing contingency to the Repayment Transaction set forth in any agreement entered into pursuant to clause (e) above shall have been removed or satisfied in a manner reasonably acceptable to the Administrative Agent. (g) The Loan Parties shall comply with such other milestones as are set forth on Schedule B hereto. SECTION 5. Forbearance Period Covenants. (a) Notwithstanding anything to the contrary set forth in Section 6.07(d) of the Credit Agreement, the Parent Borrower shall not permit, as the of the last Business Day of any calendar week during the Forbearance Period, commencing with the first full calendar week after the Effective Date, Liquidity to be less than $10,000,000 (and, for the avoidance of doubt, so long as the Parent Borrower is in compliance with this Section 5(a), no Default or Event of Default shall occur or be continuing under Section 6.07(d) of the Credit Agreement). (b) Notwithstanding the anticipated occurrence of Events of Default under Sections 6.07(a), (b) and (e) of the Credit Agreement, the Parent Borrower shall deliver a Compliance

5 Certificate to the Administrative Agent setting forth (and only setting forth) the calculations of the Consolidated Net Leverage Ratio, the Consolidated Interest Coverage Ratio and Consolidated EBITDA, in each case, for the Measurement Period ending on or about March 31, 2024, on or before May 15, 2024 (as such date may be extended for a period not to exceed five (5) Business Days by the Administrative Agent in its sole discretion), it being understood and agreed that such calculations shall be based on preliminary, unaudited financial information. (c) Notwithstanding anything in the Credit Agreement to the contrary, the Parent Borrower shall deliver to the Administrative Agent, for distribution to the Lenders, the financial statements and other materials required under Section 5.01(b) of the Credit Agreement with respect to the fiscal quarters of the Parent Borrower ended on or about March 31, 2023, June 30, 2023, September 30, 2023, and March 31, 2024, in each case, substantially contemporaneously with the filing of such financial statements with the SEC. (d) Notwithstanding anything in the Credit Agreement to the contrary, the Parent Borrower shall deliver to the Administrative Agent, for distribution to the Lenders, the financial statements and other materials required under Section 5.01(a) of the Credit Agreement with respect to the fiscal year of the Parent Borrower ended on or about December 31, 2023 substantially contemporaneously with the filing of such financial statements with the SEC. (e) The Parent Borrower shall provide the Administrative Agent’s counsel and the Lender Financial Advisor with full access to the VDR at all times promptly after the establishment of the VDR (subject to intermittent access restrictions not caused by any action or inaction of the Parent Borrower). (f) The Parent Borrower shall reimburse the Administrative Agent promptly upon demand for the reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent in connection with an updated valuation of the Loan Parties’ intellectual property assets to be conducted by a firm engaged by counsel to the Administrative Agent. (g) The Parent Borrower shall cause the Chief Restructuring Officer and the Investment Banker to participate in bi-weekly (i.e., every two weeks) telephonic or video update conference calls with appropriate members of the Parent Borrower’s management, the Administrative Agent, the Lenders and the Lender Financial Advisor for the purpose of providing updates on the Parent Borrower’s efforts to consummate a Repayment Transaction, including an updated Outreach List with the current status of each party contacted delivered to the Administrative Agent’s counsel and the Lender Financial Advisor, on a “professional eyes only” basis on the date of each such conference call. It is understood and agreed that the conference calls contemplated by this clause (g) shall supersede and be in lieu of those contemplated by Section 5.22(b) of the Credit Agreement. (h) Prior to the Effective Date, the Parent Borrower shall deliver to the Administrative Agent a weekly forecast of consolidated cash flows of the Parent Borrower and its Domestic Subsidiaries prepared by the Parent Borrower in consultation with the Chief Restructuring Officer for the 13-week period following the Effective Date. Upon and subject to the Administrative Agent’s approval of such forecast, such forecast shall constitute the Approved Cash Flow Budget for purposes of Section 5.18 of the Credit Agreement (the “Updated Cash Flow Budget”). Notwithstanding anything in the Credit Agreement to the contrary, it is understood and agreed that (i) from the Effective Date until the first date after the Effective Date on which a Proposed Cash Flow Budget is approved by the Administrative Agent in accordance with Section 5.18 of the Credit Agreement, the Updated Cash Flow Budget shall be the “Approved Cash Flow Budget” and (ii)

6 each reference to the “Debt Restructuring Effective Date” in Section 5.01(g) and Section 5.18 of the Credit Agreement shall be deemed to be replaced with the Effective Date (as defined herein). (i) Notwithstanding anything to the contrary set forth in Section 2.10(b)(ii)(B)(A) or Section 2.10(b)(ii)(D) of the Credit Agreement, (i) the Parent Borrower shall be permitted to retain, for working capital purposes, the proceeds of the Indonesian Tax Refund repatriated on or about the Effective Date (net of any portion thereof used to make any payments to the Administrative Agent required under Section 7(b) below), and (ii) upon the receipt by any Loan Party or any of its Subsidiaries during the Forbearance Period of any Net Cash Proceeds from any Disposition or any Tax Refund identified on Schedule C hereto that would otherwise be subject to the prepayment requirements set forth in Section 2.10(b)(ii)(B)(A) or Section 2.10(b)(ii)(D) of the Credit Agreement, as applicable, the Borrowers shall only be required to make a mandatory principal payment of the Term Loans in the manner set forth in Section 2.10(b)(ii)(F) of the Credit Agreement in an amount equal to 50% of the Net Cash Proceeds received therefrom; provided that the aggregate amount of Net Cash Proceeds that are retained by any Loan Party (and not used to make a principal payment of the Term Loans) from any Dispositions identified on Schedule C hereto during the Forbearance Period shall not exceed $2,000,000 in the aggregate. Any such prepayment shall be made within three (3) Business Days after receipt of such Net Cash Proceeds in the United States (but in any event within fifteen (15) days after receipt of such Net Cash Proceeds). During the Forbearance Period, Section 6.04(m)(i) of the Credit Agreement shall be deemed to be modified to exclude the Specified Defaults from the reference to “Default” in such section. SECTION 6. Registration Rights Agreement. Each Consenting Lender, in its capacity as a Holder, under and as defined in that certain Registration Rights Agreement, dated as of August 2, 2023 (as amended and otherwise modified from time to time, the “Registration Rights Agreement”), by and among the Parent Borrower, the Administrative Agent and the Lenders party thereto, hereby agrees that it shall, during the Forbearance Period, forbear from exercising any of the rights and remedies available to such Holder under the Registration Rights Agreement and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the Parent Borrower’s failure to comply with the requirements of Section 2.1 of the Registration Rights Agreement. SECTION 7. Conditions of Effectiveness of this Agreement. This Agreement shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Effective Date”): (a) Executed Agreement. The Administrative Agent’s receipt of this Agreement, duly authorized, executed and delivered by the Loan Parties, the Administrative Agent and Consenting Lenders constituting Required Lenders. (b) Payments. The Administrative Agent’s receipt of (i) the scheduled payment of interest on the Loans in the amount of $12,099,705.53 that was due and payable on or about February 2, 2024 in accordance with Section 2.12(c) of the Credit Agreement and (ii) a principal payment in the amount of $10,900,294.47 to be applied to the USD Term A Loans. (c) Updated Cash Flow Budget. The Administrative Agent’s receipt and approval of the Updated Cash Flow Budget. (d) Closing Certificate. The Administrative Agent’s receipt of a certificate of the Parent Borrower (in form and substance reasonably satisfactory to the Administrative Agent), dated

7 as of the Effective Date and executed by the secretary, an assistant secretary, another Responsible Officer or a director of the Parent Borrower, attaching: (i) signature and incumbency certificates of the officers of, or other authorized persons acting on behalf of, the Parent Borrower executing this Agreement; (ii) resolutions of the board of directors of the Parent Borrower approving and authorizing its execution, delivery and performance of this Agreement, certified as of the Effective Date by such secretary, assistant secretary, other Responsible Officer or director as being in full force and effect without modification or amendment; and (iii) a current listing of each of the officers and directors of the Parent Borrower. (e) Good Standing Certificates. The Administrative Agent’s receipt of, to the extent such concept is applicable in such jurisdiction, a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, dated as of the Effective Date or a recent date prior thereto. (f) No Default or Event of Default. Other than the Specified Defaults, no Default or Event of Default shall exist on the Effective Date immediately after giving effect to this Agreement. (g) Representations and Warranties. The representations and warranties of each Loan Party contained in this Agreement shall be true and correct as of the Effective Date. (h) Fees and Expenses. The Parent Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Lender Financial Advisor and the Consenting Lenders that are required to be paid or reimbursed by the Parent Borrower pursuant to the terms of the Loan Documents, including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for the Administrative Agent, the Lender Financial Advisor and any outside counsel to any Consenting Lender; provided that invoices therefor shall have been presented to the Parent Borrower at least one (1) Business Day prior to the Effective Date. (i) Work Fee. The Parent Borrower shall have paid to the Administrative Agent, for the account of each Consenting Lender, a work fee in the amount of $10,000 for each Consenting Lender that executes and delivers a counterpart of this Amendment on or before 12:00 noon Eastern time on the Effective Date. SECTION 8. Acknowledgement and Confirmation. Each Loan Party hereby (a) consents to this Agreement and agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as modified pursuant to this Agreement), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as modified pursuant to this Agreement), (c) confirms and reaffirms that each of the security interests and liens created and granted in or pursuant to the Loan Documents for the benefit of the Administrative Agent and the other Secured Parties is valid and subsisting (and acknowledges and agrees that (i) this Agreement shall in no manner impair or otherwise adversely affect such security interests and liens and (ii) such liens and security interests shall continue to secure the obligations under the Loan Documents, as modified pursuant to this Agreement) and (d) agrees that each of the Loan Documents to which it is a party (as modified pursuant to this Agreement) remains in full force and effect and is hereby ratified and confirmed. Each Loan Party hereby acknowledges

8 that the Borrowers failed to fully achieve the TIER ONE Repayment Incentive Milestone on or before January 31, 2024. SECTION 9. Costs and Expenses. The Parent Borrower hereby reconfirms its obligations pursuant to Section 9.03(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof. SECTION 10. Representations and Warranties. To induce the Administrative Agent and the Consenting Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date that, in each case: (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document will be true and correct in all material respects (other than in respect of representations and warranties (i) set forth in Sections 3.05(b) and 3.18 of the Credit Agreement, (ii) that are inaccurate solely as a result of the existence of the Specified Defaults or (iii) that are subject to a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) on and as of the Effective Date immediately after giving effect to this Agreement, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty will be true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) as of such earlier date; (b) other than the Specified Defaults, no Default or Event of Default will exist immediately after giving effect to this Agreement; (c) it has the right, power and authority and has taken all necessary corporate and other action to authorize its execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and (d) this Agreement and each other document executed by a Loan Party in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. SECTION 11. Reference to and Effect on the Credit Agreement and the other Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Agreement. This Agreement is a Loan Document and subject to the terms and conditions of the Credit Agreement.

9 (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, other than as specifically set forth herein. Without limiting the generality of the foregoing, the Security Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Obligations, in each case, as modified by this Agreement. SECTION 12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. SECTION 14. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement. SECTION 15. Release. For good and valuable consideration, the sufficiency of which is hereby acknowledged, each Loan Party hereby voluntarily and knowingly releases and forever discharges the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, a “Lender Party Released Person”), from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, originating at any time on or before the effective date of this Agreement, that in any way relate to or arise from this Agreement, the Credit Agreement, any other Loan Document, any extension of credit thereunder or any transactions contemplated hereunder or thereunder, which such Loan Party may have against any Lender Party Released Person and irrespective of whether or not any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including the exercise of any rights and remedies under this Agreement, the Credit Agreement or any other Loan Document, or the negotiation, execution or implementation of this Agreement, the Credit Agreement or any other Loan Document. This paragraph shall survive the termination of each Loan Document and the repayment, satisfaction or discharge of the Loans and other Obligations. [The remainder of this page is intentionally left blank.]

Tupperware Brands Corporation Forbearance Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written. BORROWERS: TUPPERWARE BRANDS CORPORATION By: /s/ Mariela Matute Name: Mariela Matute Title: Chief Financial Officer TUPPERWARE PRODUCTS AG By: /s/ Gerry McEvoy Name: Gerry McEvoy Title: President of the Board of Directors SUBSIDIARY GUARANTORS: DART INDUSTRIES INC. DEERFIELD LAND CORPORATION PREMIERE PRODUCTS, INC. TUPPERWARE INTERNATIONAL HOLDINGS CORPORATION TUPPERWARE PRODUCTS, INC. TUPPERWARE U.S., INC. TUPPERWARE HOME PARTIES LLC By: /s/ Mariela Matute Name: Mariela Matute Title: Chief Financial Officer TUPPERWARE BRANDS LATIN AMERICA HOLDINGS, L.L.C. By: /s/ Njoek Jen Carol Monique Ho Name: Njoek Jen Carol Monique Ho Title: Manager

Tupperware Brands Corporation Forbearance Agreement Signature Page ADMINISTRATIVE AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, Lender and a Holder By: /s/ Constantin E Chepurny Name: Constantin E Chepurny Title: EVP

Tupperware Brands Corporation Forbearance Agreement Signature Page BMO HARRIS BANK, N.A., as a Lender By: /s/ Kimberly Ptak Name: Kimberly Ptak Title: Authorized Officer DEARBORN STREET HOLDINGS, LLC - SERIES 42, as a Holder By: /s/ Suzy Rose Name: Suzy Rose Title: Managing Director

Tupperware Brands Corporation Forbearance Agreement Signature Page TRUIST BANK, as a Lender and a Holder By: /s/ Amanda Parks Name: Amanda Parks Title: SVP

Tupperware Brands Corporation Forbearance Agreement Signature Page FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender and a Holder By: /s/ Terick R. Hinze Name: Terick R. Hinze Title: Vice President

Tupperware Brands Corporation Forbearance Agreement Signature Page HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender and a Holder By: /s/ Bryan R. DeBroka Name: Bryan R. DeBroka Title: Vice President

Tupperware Brands Corporation Forbearance Agreement Signature Page KEYBANK NATIONAL ASSOCIATION, as a Lender and a Holder By: /s/ Peter Szafran Name: Peter Szafran Title: Senior Vice President

Tupperware Brands Corporation Forbearance Agreement Signature Page TD BANK, N.A., as a Lender and a Holder By: /s/ Benjamin Jenkins III Name: Benjamin Jenkins III Title: Commercial Workout Officer

Tupperware Brands Corporation Forbearance Agreement Signature Page ASSOCIATED BANK, N.A., as a Lender and a Holder By: /s/ Michael Stevens Name: Michael Stevens Title: Senior Vice President

Tupperware Brands Corporation Forbearance Agreement Signature Page SYNOVUS BANK, as a Lender and a Holder By: /s/ Katie Schear Name: Katie Schear Title: Special Assets Officer, Sr.